                        WFS FINANCIAL 1997-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1997
                    for Distribution Date of January 20, 1998


COLLECTIONS
                                                                                                          DOLLARS
Payments received                                                                                       62,160,351.96

      Plus:
            Servicer Advances                                                           2,153,158.55
            Reimbursement of holds                                                        665,663.27
                                                                                  ------------------
                                                                                                         2,818,821.82
      Less:
            Reimbursement Advances
            Funds deposited in Holds Account                                           (1,461,326.10)
                                                                                         (791,682.58)
                                                                                  ------------------
                                                                                                        (2,253,008.68)
                                                                                                    -----------------

Total Funds Available for Distribution                                                                  62,726,165.10
                                                                                                    =================


DISTRIBUTIONS

     Servicing Fee                                                                      1,259,657.00
     Trustee and Other Fees                                                               206,517.11
     Other Miscellaneous Payments                                                         246,102.28
                                                                                  ------------------
                                                                                                         1,712,276.39

     Note Interest Distributable Amount - Class A-1                           0.00
     Note Interest Distributable Amount - Class A-2                   3,703,852.05
     Note Interest Distributable Amount - Class A-3                   1,575,000.00
     Note Interest Distributable Amount - Class A-4                   1,808,000.00
                                                                   ---------------

         Total Note Interest Distributable Amount                     7,086,852.05

     Certificate Interest Distributable Amount                          966,125.00
                                                                   ---------------

Total Interest Distribution                                                             8,052,977.05


     Note Principal Distributable Amount - Class A-1 thru A-3        51,731,129.02

     Note Principal Distributable Amount - Class A-4                          0.00

     Certificate Principal Distributable Amount                               0.00
                                                                   ---------------

Total Principal Distribution                                                           51,731,129.02
                                                                                  ------------------

Total Principal and Interest Distribution                                                               59,784,106.07

     Spread Account Deposit                                                                              1,229,782.64


Total Distributions                                                                                     62,726,165.10
                                                                                                    =================

                        WFS FINANCIAL 1997-B OWNER TRUST
                          Distribution Date Statement
              for Master Service Report Date of December 31, 1997
                   for Distribution Date of January 20, 1998




PORTFOLIO DATA:
                                                                      # of loans
      Beginning Security Balance                                         48,375                        516,882,780.42

          Less:  Scheduled Principal Balance                                  0        22,393,785.80
                 Accelerated Principal Portion                                0         2,519,314.46
                 Full Prepayments                                         2,014        17,830,881.32
                 Partial Prepayments                                          0                 0.00
                 Liquidations                                               867         8,987,147.44
                                                                                  ------------------
                                                                                                        51,731,129.02
                                                                                                    -----------------
      Ending Security Balance                                            45,494                        465,151,651.40

OTHER RELATED INFORMATION:


Modified Accounts:
     Principal Balance                                                                          0.00%            0.00
     Scheduled Balance                                                                          0.00%            0.00

Servicer Advances
     Beginning Unreimbursed Advances:                                                   1,770,575.98
     New Advances                                                                       2,153,158.55
     Advances Reimbursed                                                               (1,461,326.10)
                                                                                  ------------------
     Ending Unreimbursed Advances:                                                                       2,462,408.43

Holding Account:
     Beginning Balance                                                                    820,099.39
     Funds Deposited                                                                      791,682.58
     Withdrawal to Collection Account                                                    (665,663.27)
                                                                                  ------------------
     Ending Balance                                                                                        946,118.70

Net Charge-Off Data:                                                # of loans
     Charge-Offs                                                           1296         7,512,504.49
     Recoveries                                                             491           998,163.89
                                                                                  ------------------
     Net Charge-Offs                                                        805                          6,514,340.60

Delinquencies ( P&I):                                               # of loans
      30-59 Days                                                            716         7,225,738.01
      60-89 Days                                                            237         2,360,514.03
      90-119 Days                                                           100           919,693.40
      120-149 Days                                                            5            50,720.92
      150 days and over                                                       0                 0.00


Repossessions                                                               211         1,404,092.28

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
  or 9.01 of the Sale and Servicing Agreement)                                0                                  0.00

Charge-Off Percentage                                                                                            4.47%
Delinquency Percentage                                                                                           0.91%

WAC                                                                                                           15.3669%
WAM                                                                                                            50.680

                        WFS FINANCIAL 1997-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1997
                    for Distribution Date of January 20, 1998



SPREAD ACCOUNT

      Funded Amount:

                      Beginning Balance                                                             20,143,493.29
                      Deposits                                                                       1,229,782.64
                      Reductions                                                                             0.00
                                                                                                  ---------------
                      Ending Balance                                                                               21,373,275.93



      Overcollateralization Amount:

                      Beginning Balance                                                              3,754,569.52
                      Additions                                                                      2,519,314.46
                                                                                                  ---------------
                      Ending Balance                                                                 6,273,883.98

                      Current Holding Account Balance                                                  946,118.70

                      Total Overcollateralization Amount                                                            7,220,002.68


      Total Spread Account                                                                                         28,593,278.61





      Spread Account Initial Deposit:

                      Beginning Balance                                                             17,700,000.00
                      Repayments                                                                             0.00
                                                                                                  ---------------
                      Ending Balance                                                                               17,700,000.00

                        WFS FINANCIAL 1997-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1997
                    for Distribution Date of January 20, 1998


=========================================================================================
                     ORIGINAL       BEGINNING                                      PRIOR
                    PRINCIPAL     OUTSTANDING                 ACCELERATED      PRINCIPAL
                      BALANCE       PRINCIPAL      PRINCIPAL    PRINCIPAL      CARRYOVER
    CLASSES                           BALANCE  DISTRIBUTABLE      PORTION      SHORTFALL
=========================================================================================
    A-1         73,000,000.00            0.00           0.00         0.00           0.00

    A-2        245,000,000.00  244,882,780.42  49,211,814.56 2,519,314.46           0.00

    A-3        100,000,000.00  100,000,000.00           0.00         0.00           0.00

    A-4        113,000,000.00  113,000,000.00           0.00         0.00           0.00

Certificate     59,000,000.00   59,000,000.00           0.00         0.00           0.00

      TOTAL    590,000,000.00  516,882,780.42  49,211,814.56 2,519,314.46           0.00


=========================================================================
                  CURRENT                     REMAINING          TOTAL
                PRINCIPAL                   OUTSTANDING      PRINCIPAL
                CARRYOVER      PRINCIPAL      PRINCIPAL   AND INTEREST
    CLASSES     SHORTFALL   DISTRIBUTION        BALANCE   DISTRIBUTION
=========================================================================
    A-1              0.00           0.00           0.00           0.00

    A-2              0.00  51,731,129.02 193,151,651.40  55,434,981.07

    A-3              0.00           0.00 100,000,000.00   1,575,000.00

    A-4              0.00           0.00 113,000,000.00   1,808,000.00

Certificate          0.00           0.00  59,000,000.00     966,125.00


     TOTAL           0.00  51,731,129.02 465,151,651.40  59,784,106.07


=========================================================================================  =================================
                                                    PRIOR      CURRENT
                                                 INTEREST     INTEREST                     DEFICIENCY              POLICY
       NOTE       INTEREST      CALCULATED      CARRYOVER    CARRYOVER       INTEREST           CLAIM               CLAIM
    CLASSES           RATE        INTEREST      SHORTFALL    SHORTFALL   DISTRIBUTION          AMOUNT              AMOUNT
=========================================================================================  =================================
    A-1              5.73%            0.00           0.00         0.00           0.00            0.00                0.00

    A-2              6.05%    3,703,852.05           0.00         0.00   3,703,852.05            0.00                0.00

    A-3              6.30%    1,575,000.00           0.00         0.00   1,575,000.00            0.00                0.00

    A-4              6.40%    1,808,000.00           0.00         0.00   1,808,000.00            0.00                0.00

Certificate          6.55%      966,125.00           0.00         0.00     966,125.00            0.00                0.00

                                                                                           =================================
                                                                                                 0.00                0.00
                                                                                           =================================
                                                                                           Note Percentage         100.00%
=========================================================================================
   TOTAL                      8,052,977.05           0.00         0.00   8,052,977.05      Certificate Percentage    0.00%
=========================================================================================  =================================